Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AutoZone, Inc. 2011 Equity Incentive Award Plan of our reports dated October 25, 2010, with respect to the consolidated financial statements of AutoZone, Inc., and the effectiveness of internal control over financial reporting of AutoZone, Inc., included in its Annual Report (Form 10-K) for the year ended August 28, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Memphis, Tennessee
December 13, 2010